Exhibit 24.1

Power of Attorney

The undersigned hereby appoints Stephen R. Brown, the Senior Executive Vice President, Chief Financial Officer and Treasurer of Hudson Valley Holding Corp. (the “Company”), as attorney-in-fact to (i) execute for and on behalf of the undersigned all filings that may be required under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto, required to be filed by the undersigned by virtue of his beneficial ownership of common stock, par value $0.20 per share, of the Company; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and file any such filings; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The foregoing appointment shall remain in effect until revoked in writing by the undersigned.

Executed this 4th day of January, 2011	/s/ Gregory F. Holcombe
Gregory F. Holcombe

Power of Attorney

The undersigned hereby appoints Stephen R. Brown, the Senior Executive Vice President, Chief Financial Officer and Treasurer of Hudson Valley Holding Corp. (the “Company”), as attorney-in-fact to (i) execute for and on behalf of the undersigned all filings that may be required under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto, required to be filed by the undersigned by virtue of her beneficial ownership of common stock, par value $0.20 per share, of the Company; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and file any such filings; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The foregoing appointment shall remain in effect until revoked in writing by the undersigned.

Executed this 4th day of January, 2011	/s/ Marie A. Holcombe
Marie A. Holcombe